UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2019

Carriage Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-11961	76-0423828
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3040 Post Oak Boulevard, Suite 300 Houston, Texas		77056
(Address of principal executive offices)		(Zip Code)

(713) 332-8400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	CSV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Additional Notes

On December 19, 2019, Carriage Services, Inc. (the “Company”) issued an additional $75 million in aggregate principal amount of 6.625% Senior Notes due 2026 (the “New Notes”) and related guarantees by the Subsidiary Guarantors (as defined below) (the “Guarantees” and, together with the New Notes, the “Securities”) in a private offering (the “Private Offering”) under Rule 144A and Regulation S of the Securities Act of 1933, as amended (the “Securities Act”). The Securities were issued as additional securities under the indenture, dated May 31, 2018 (the “Indenture”), by and among the Company, the guarantors named therein (the “Subsidiary Guarantors”) and Wilmington Trust, National Association, as trustee, pursuant to which the Company issued $325 million in aggregate principal amount of its 6.625% Senior Notes due 2026 (the “Existing Notes”) in May 2018.

The issuance of the New Notes resulted in approximately $74.9 million in net proceeds to the Company after deducting the initial purchasers’ discount and offering expenses payable by the Company. The Company intends to use the net proceeds of the offering for general corporate purposes, including repaying revolving debt and for paying for its acquisitions.

The New Notes and the Existing Notes are treated as a single class of securities under the Indenture, and the New Notes have identical terms to the Existing Notes, except with respect to the date of issuance, the issue price, the initial interest accrual date and the initial interest payment date. The terms of the Indenture and the Existing Notes are described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 31, 2018 (the “May 2018 Form 8-K”).

The New Notes will bear interest at an annual rate of 6.625%. Interest on the New Notes is payable semiannually in arrears on June 1 and December 1 of each year, beginning on June 1, 2020, to holders of record on each May 15 and November 15 preceding an interest payment date. The New Notes mature on June 1, 2026, unless earlier redeemed or purchased. The New Notes are unsecured, senior obligations of the Company. The New Notes are fully and unconditionally guaranteed on a senior unsecured basis, jointly and severally, by each of the Subsidiary Guarantors.

A copy of the Indenture is attached as Exhibit 4.1 to the May 2018 Form 8-K and is hereby incorporated by reference herein. The form of the Notes (included as Exhibit A of the Indenture filed as Exhibit 4.1 to the May 2018 Form 8-K) is filed as Exhibit 4.2 to the May 2018 Form 8-K and is hereby incorporated by reference herein. The descriptions of the material terms of the Indenture and the Securities are qualified in their entirety by reference to such exhibits.

Amended Credit Facility

On December 19, 2019, the Company entered into a third amendment and commitment increase (the “Amended Credit Facility”) to its senior secured revolving credit facility dated May 31, 2018 (as amended, the “Existing Credit Facility”) with the financial institutions party thereto, as lenders, and Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”). After giving effect to the use of proceeds from the Private Offering and the consummation of the recently announced pending acquisitions, the Company expects to have $115.0 million of outstanding borrowings under the Amended Credit Facility and $73.0 million of availability after giving effect to $2.0 million of outstanding letters of credit.

The Amended Credit Facility is comprised of (i) a $190.0 million revolving credit facility, which includes a $15.0 million subfacility for letters of credit and a $10.0 million swingline, and (ii) an accordion or incremental option allowing for future increases in the facility size by an additional amount of up to $75.0 million in the form of increased revolving commitments or incremental term loans. The final maturity of the Amended Credit Facility will occur on May 31, 2023. Interest will accrue on amounts outstanding under the Amended Credit Facility based on the Company’s Total Leverage Ratio (as defined in the Amended Credit Facility) in accordance with the following pricing grid, provided that whenever the Company’s actual Total Leverage Ratio is greater than 5.00 to 1.00, then an additional 0.500% shall be added to the applicable rates in Pricing Level 4:

Applicable Rate
Pricing Level	Total Leverage Ratio	Eurodollar Rate / Letter of Credit Fees	Base Rate
1	< 3.50 : 1.00	1.625%	0.625%
2	< 4.25 : 1.00 but ≥ 3.50 : 1.00	1.750%	0.750%
3	< 5.00 : 1.00 but ≥ 4.25 : 1.00	1.875%	0.875%
4	≥ 5.00 : 1.00	2.000%	1.000%

The Company’s obligations under the Amended Credit Facility are unconditionally guaranteed on a joint and several basis by the same subsidiaries which guarantee the New Notes and certain of the Company’s subsequently acquired or organized domestic subsidiaries (collectively, the “Credit Facility Guarantors”).

The Amended Credit Facility is secured by a first-priority perfected security interest in and lien on substantially all of the Company’s personal property assets and those of the Credit Facility Guarantors. In the event the Company’s actual Total Leverage Ratio is not at least 0.25 less than the required Total Leverage Ratio covenant level, at the discretion of the Administrative Agent, the Administrative Agent may unilaterally compel the Company and the Credit Facility Guarantors to grant and perfect first-priority mortgage liens on fee-owned real property assets which account for no less than 50% of funeral operations EBITDA.

The Amended Credit Facility contains customary affirmative covenants, including, but not limited to, covenants with respect to the use of proceeds, payment of taxes and other obligations, continuation of the Company’s business and the maintenance of existing rights and privileges, the maintenance of property and insurance, amongst others.

In addition, the Amended Credit Facility also contains customary negative covenants, including, but not limited to, covenants that, restrict (subject to certain exceptions) the ability of the Company and the Credit Facility Guarantors to incur indebtedness, grant liens, make investments, engage in acquisitions, mergers or consolidations, and pay dividends and other restricted payments, and the following financial maintenance covenants: (A) a Total Leverage Ratio not to exceed (i) 6.00 to 1.00 for the quarter ended December 31, 2019, (ii) 5.75 to 1.00 for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020 and (iii) 5.50 to 1.00 for the quarter ended December 31, 2020 and each quarter ended thereafter, (B) a Senior Secured Leverage Ratio (as defined in the Amended Credit Facility) not to exceed 2.00 to 1.00 as of the end of any period of four consecutive fiscal quarters, and (C) a Fixed Charge Coverage Ratio (as defined in the Amended Credit Facility) of not less than 1.20 to 1.00 as of the end of any period of four consecutive fiscal quarters. The financial maintenance covenants will be calculated for the Company and its subsidiaries on a consolidated basis.

The foregoing description of the Amended Credit Facility is qualified in its entirety by reference to the Amended Credit Facility, a copy of which is attached hereto as Exhibit 10.1, and incorporated by reference herein.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The disclosures above under Item 1.01 of this Current Report on Form 8-K are also responsive to Item 2.03 of this Current Report on Form 8-K and are hereby incorporated by reference into this Item 2.03.

ITEM 7.01. REGULATION FD DISCLOSURE

On December 19, 2019, the Company issued a press release announcing the closing of the transactions contemplated by the Private Offering and the Amended Credit Facility. The press release is attached hereto as Exhibit 99.1 of this Current Report on Form 8-K and is incorporated by reference herein.

In accordance with General Instruction B.2 of Form 8-K, the foregoing information, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall such information, including Exhibit 99.1, be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

4.1	Indenture, dated as of May 31, 2018, among the Company, the Guarantors (as defined therein) and Wilmington Trust, National Association, as Trustee. Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on May 31, 2018.

4.2	Form of 6.625% Senior Notes due 2026 (included with the Indenture filed as Exhibit 4.1).

10.1	Third Amendment and Commitment Increase to Credit Agreement dated as of December 19, 2019, among Carriage Services, Inc., the financial institutions party thereto, as lenders, and Bank of America, N.A., as administrative agent, swing line lender and L/C issuer.

99.1	Press Release of Carriage Services, Inc. dated December 19, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2019

CARRIAGE SERVICES, INC.

By:	/s/ Viki K. Blinderman
Viki K. Blinderman
Senior Vice President, Principal Financial Officer and Secretary